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                                                                  EXHIBIT (A)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING CLASS A COMMON SHARES
                                      AND
                         ALL OUTSTANDING COMMON SHARES
                                       OF

                           JEVIC TRANSPORTATION, INC.
                                       AT
                      $14.00 NET PER CLASS A COMMON SHARE
                                      AND
                          $14.00 NET PER COMMON SHARE
                                       BY

                             JPF ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                               YELLOW CORPORATION

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                 NEW YORK CITY TIME ON WEDNESDAY, JULY 7, 1999,
                         UNLESS THE OFFER IS EXTENDED.

                                                                    June 9, 1999

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated June 9, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by JPF Acquisition Corp., a New Jersey corporation (the "Purchaser") and a wholly owned subsidiary of Yellow Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of Class A Common Stock, no par value (the "Class A Common Shares"), and all outstanding shares of Common Stock, no par value (the "Common Shares", of Jevic Transportation, Inc., a New Jersey corporation (the "Company"), at a price of $14.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase. Unless the context indicates otherwise, "Shares" shall mean the Class A Common Shares together with Common Shares; and "Shareholders" shall mean holders of Shares. Also enclosed is the letter to shareholders of the Company from the Chairman of the Board and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     Shareholders whose certificates evidencing Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase) on a timely basis and who wish to tender
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their Shares must do so pursuant to the guaranteed delivery procedure described in Section 2 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS BEING FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is invited to the following:

          1. The tender price is $14.00 per Share, net to you in cash, without interest thereon.

          2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, July 7, 1999, unless the Offer is extended.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 6, 1999 (the "Merger Agreement"), by and among Parent, the Purchaser and the Company. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, the Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company, owned by Parent, the Purchaser or any wholly owned subsidiary of Parent or the Company) will be converted into the right to receive the per Share price paid in the Offer, without interest.

          4. The Board of Directors of the Company has unanimously determined that the Offer and the Merger are fair to and in the best interests of the Company and its Shareholders and has unanimously approved the Offer and the Merger Agreement and unanimously recommends that the Company's Shareholders accept the Offer and tender their Shares pursuant to the Offer.

          5. The Offer is being made for all outstanding Shares.

     Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Neither the Purchaser nor Parent is aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser or Parent becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser will amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to such holders of Shares prior to the expiration of the Offer. In any jurisdiction the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by J.P. Morgan Securities Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to

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us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 of the Offer to Purchase.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING CLASS A COMMON SHARES

                                      AND

                         ALL OUTSTANDING COMMON SHARES

                                       OF

                           JEVIC TRANSPORTATION, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 9, 1999, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the Offer by the Purchaser and to purchase all outstanding Shares at $14.00 per Share, net to the seller in cash without interest thereon.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

     Number and Type (Class A Common Shares and/or Common Shares) of Shares to be Tendered*: ----------

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                                   SIGN HERE
Account Number: --------------------           Signature(s) --------------------
Dated: -------------------- , 1999

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                          Please type or print name(s)

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                     Please type or print address(es) here

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                         Area Code and Telephone Number

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              Taxpayer Identification or Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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